Exhibit 99.1

Veradigm Inc. Announces Leadership Transition

Greg Garrison Named Executive Chairman; Dr. Shih-Yin Ho Appointed Interim CEO;

Lee Westerfield Appointed Interim CFO

CHICAGO – DECEMBER 8, 2023 – Veradigm Inc. (Nasdaq: MDRX) announced today that the Company’s Board of Directors appointed current Chairman, Greg Garrison, as Executive Chairman, and current director, Dr. Shih-Yin (“Yin”) Ho, as interim Chief Executive Officer. In addition, Lee Westerfield, who brings more than 25 years of experience as a senior financial executive, most recently serving as Chief Financial Officer at Clearsense, will be serving as Interim Chief Financial Officer. Chief Executive Officer Richard J. Poulton has resigned at the request of the Board from his role as CEO and has stepped down from the Board. Also at the request of the Board, Leah S. Jones has resigned as Chief Financial Officer and has agreed to serve in a consulting role to provide business-development related services to the Company. Following Mr. Garrison’s appointment as Executive Chairman, Carol Zierhoffer was appointed as Lead Independent Director.

These changes result from the Audit Committee’s previously disclosed, ongoing independent investigation, which is being conducted by legal counsel and relates to the Company’s financial reporting and internal controls over financial reporting and disclosure controls. The potential impact, if any, to the financial statements for previously reported periods as a result of the independent investigation is under review by the new leadership team.

“Veradigm’s core business remains strong but, after careful review and consideration, it is clear that we must develop a stronger financial control environment with enhanced financial reporting policies and disclosure policies and procedures, and the leadership changes announced today reflect the importance of accountability in achieving that goal,” said Mr. Garrison. “We are pleased to bring in seasoned, deeply experienced executives of Yin and Lee’s caliber. I look forward to working with them, as well as President and Chief Commercial Officer Tom Langan, as we lead the Company through this important transition period.”

“Having spent more than 20 years as an entrepreneur and executive building and leading several companies in health information technology, data analytics and decision support for life sciences, I am excited to partner with Greg, Tom and Lee to build on the strong platform we have at Veradigm,” said Dr. Ho. “I’ve worked alongside Lee previously and can attest to his strengths in financial reporting and compliance, along with his tremendous reputation as a finance leader in life science fields that are important growth avenues for Veradigm. In my time as Director, I have seen firsthand Veradigm’s tremendous healthcare technology and analytics business and am excited about the strategic direction that the Company is pursuing. Together, we will continue to execute this strategy and further invest in analytical capabilities critical to meeting our clients’ growing need for high quality data to support their delivery of great care, value and research to patients. The Company has enormous potential to shape the future across providers, payors and life sciences clients with its stellar operations, scale, data analytics and expertise. Veradigm is well positioned to achieve our mission of transforming health in a thoughtful, insightful and innovative manner while driving value for patients and shareholders.”

The Board of Directors has initiated a search process for a permanent CEO and CFO. The Company intends to retain a leading executive search firm to support the process, which will include both internal and external candidates.

The new leadership team is reviewing the fiscal year 2023 guidance previously issued on September 18, 2023.

In addition, the Company remains committed to regaining compliance with Nasdaq Listing Rule 5250(c) as soon as possible. Unrelated to the investigation and, as previously disclosed, the Company continues to estimate a reduction in revenue from continuing operations of approximately $20 million in the aggregate between the periods 2020 through the end of 2022 relating to certain revenue recognition practices.

About Greg Garrison

Greg Garrison, who brings experience as a successful business and operations leader, professional advisor and recognized financial expert, was a senior leader of accounting firm PricewaterhouseCoopers (“PwC”) for over 20 years. Most recently, Mr. Garrison served as PwC’s Vice Chairman and Chief Operating Officer from 2006 until 2014. Earlier in his career, Mr. Garrison also led PwC’s U.S. Assurance & Audit Services practice, the Global Risk Management Solutions practice, and served as the Managing Partner of PwC’s Los Angeles and St. Louis practices. Mr. Garrison has experience in strategic planning, operations, finance, audit and accounting, information technology, mergers and acquisitions, human capital and sales and marketing. Over the course of his career, Mr. Garrison has also spent considerable time meeting and working with various regulators, as well as advising numerous boards and audit committees.

About Dr. Shih-Yin Ho

Dr. Ho is a seasoned digital health, software and pharmaceutical services entrepreneur, executive and advisor, having spent over 20 years developing products and companies in health information technology, data analytics, and decision support for life sciences. In addition to Veradigm, Dr. Ho also serves on the Board of Directors for Genesis Research, a real-world evidence research company supporting the life sciences industry. She was the Founder and CEO of Context Matters Inc., a global life sciences market access software company, which was acquired by Decision Resources Group in 2017 and later combined with Clarivate PLC in 2020. Dr. Ho was also the Co-Founder of NYC Health Business Leaders, which recently merged into Digital Health New York. Dr. Ho has held leadership positions at Aetion, Medidata and Pfizer. Dr. Ho began her career as an emergency medicine physician, having received her MD and residency training at Yale. Excited by the rising new industry of electronic/digital health, she transitioned from practicing medicine in mid-1998 to earn her MBA at Harvard Business School. Dr. Ho also has a BA from Brown University. She actively participates in several philanthropic organizations, including serving on the board of PS3’s afterschool program (PS3til6).

About Lee Westerfield

Mr. Westerfield has held multiple Chief Financial Officer roles in sectors undergoing dynamic change and has scaled, funded and exited multiple software and data service-based ventures. Drawn to healthcare data and analytics, he most recently served as Chief Financial Officer of Clearsense, an enterprise healthcare data analytics platform serving health providers and payors, and as the Chief Financial Officer of Aeiton, the real-world evidence platform. He also served as the Chief Financial Officer of Dstillery, an advertising technology data analytics provider, and Uphold Ltd., a financial technology platform as a service company operating regulated money services, and he later served as Vice Chairman of the Board of Directors at Uphold. Mr. Westerfield also held other Chief Financial Officer positions at numerous other SaaS companies. He began his career on Wall Street as a Senior Equity Research Analyst specializing in Internet, Media & Entertainment sectors. Mr. Westerfield received his BA from Yale University and his MBA from Columbia Business School.

About Veradigm® Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, and YouTube.

For more information contact:

Investors:

investor.relations@veradigm.com

Media:

Ray Joske

ray.joske@veradigm.com

© 2023 Veradigm Inc. and/or its affiliates. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s future strategic priorities, the Company’s beliefs and expectations relating to resuming compliance with the Nasdaq listing rules, the financial impacts of the misstatements relating to revenue recognition issues, and the financial and other impacts of the items under investigation. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” “hopes,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a further material delay in the Company’s financial reporting, including as a result of the leadership changes announced today, an inability to timely prepare restated financial statements, unanticipated factors or factors that the Company currently believes will not cause delay, the impacts of the investigation, including on the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments, the possibility that the ongoing review may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices, the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, Nasdaq Listing Rule 5250(c)(1), or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq Hearings Panel may reach a final decision to delist the Company’s securities and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.